Exhibit 3.4

THE COMPANIES LAW

A COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

of

RRSAT GLOBAL COMMUNICATIONS NETWORK LTD.

1.                                      Preliminary

1.1.                            Construction. In these Articles, each of the following terms shall have the respective meaning appearing next to it, if not inconsistent with the subject or context:

1.1.1.                  “Articles” - These Articles of Association, as amended from time to time.

1.1.2.                  “Board” - the board of directors appointed under these Articles.

1.1.3.                  “Company” - RRSat Global Communications Network Ltd.

1.1.4.                  “Companies Law” - The Companies Law, 5759-1999 and any regulations promulgated thereunder.

1.1.5.                  “General Meeting” - an Annual Meeting or a Special Meeting as defined in Article 9.2.1.

1.1.6.                  “Simple Majority” - a majority of more than fifty percent (50%) of the votes cast by those Shareholders present in person or by proxy, not taking into consideration abstentions.

1.1.7.                  “Shareholder” -

(a)                                 a holder of one or more of the shares of the Company; or

(b)                                 a person registered as such in the Register of Shareholders; or

(c)                                  a person who holds a share certificate.

1.1.8.                  “Supermajority Vote” - a majority of seventy five percent (75%) or more of the votes cast by those Shareholders present in person or by proxy, not taking into consideration abstentions.

1.1.9.                  “Register of Shareholders” - The Register of Shareholders pursuant to Article 12.

1.1.10.           “Year and Month” - A Gregorian month or year.

1.2.                            Any capitalized term used but not otherwise defined in these Articles shall have the meaning ascribed to it in the Companies Law. Any reference to a part, chapter or section of the Companies Law shall also be deemed to refer to any successor part, chapter or section.

2.                                      Public Company

The Company is a Public Company as such term is defined in the Companies Law.

3.                                      Share Capital

3.1.                            The authorized share capital of the Company is NIS 200,000 divided into 20,000,000 Ordinary Shares of nominal value NIS 0.01 per share (“Ordinary Shares”).

3.2.                            The holders of issued and outstanding Ordinary Shares shall have all the rights, powers and authorities associated with the shares of the Company, including the power to appoint Directors, to receive notice of, and to vote in, General Meetings of the Company, and to receive dividends and any surplus upon the liquidation of the Company.

4.                                      Issuance of Securities

4.1.                            The unissued shares of the Company shall be under the control of the Board.

4.2.                            The Board shall have the power to allot, issue or otherwise dispose of shares to such persons, at such times, on such terms and conditions, and either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, with such preferred or deferred rights, restrictions or conditions, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time, provided that such shares do not exceed the registered share capital of the Company. The Board shall also have the power to give any person the option to acquire from the Company any shares, either at par or less than par, at a premium, for cash or other consideration, in whole or in part, at a discount or with payment of commission, all in accordance with the provisions of the Companies Law and as the Board shall deem fit from time to time.

4.3.                            The Board may resolve to issue one or more series of debentures; however, such borrowing power shall be limited to actions that do not unreasonably jeopardize the Company’s ability to pay its debt or to conduct its business as an entity that seeks to maximize profits.

5.                                      Reorganization of Capital

5.1.                            Increase of Capital

5.1.1.                  The Company may, from time to time, by resolution of the Shareholders, whether or not all the shares then authorized have been issued, and whether or not all the shares issued have been called for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, with such rights and preferences and subject to such restrictions, as such resolution shall provide.

5.1.2.                  Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased under Article 5.1.1 shall be subject to all the provisions of these Articles which are applicable to shares included in the existing share capital, without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions that are applicable to shares of such class included in the existing share capital).

5.2.                            Consolidation, Subdivision, Cancellation and Reduction of Capital.

The Company may, from time to time, by resolution of the Shareholders (subject to applicable law):

5.2.1.                  consolidate all or any part of its issued or unissued share capital into shares of a per share nominal value that is greater than the per share nominal value of its existing shares;

5.2.2.                  subdivide its shares (issued or unissued) or any of them into shares of lesser nominal value than is fixed by these Articles;

5.2.3.                  cancel any shares that have not been issued or subscribed for, and decrease the amount of its authorized share capital by the amount of the shares so canceled, subject to any commitment (including a conditional commitment) given by the Company in respect of such shares.

5.2.4.                  reduce its share capital in any manner, and with and subject to any consent required by law.

5.3.                            With respect to any action that may result in fractional shares, the Board may settle any difficulty that may arise with regard thereto as it deems fit, and in connection with any such consolidation or other action that may result in fractional shares may, without limitation:

5.3.1.                  determine, as to the holder of the shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

5.3.2.                  allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

5.3.3.                  redeem, in the case of redeemable shares and subject to the Companies Law, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or

5.3.4.                  cause the transfer of fractional shares by certain Shareholders to other Shareholders so as most expediently to preclude or remove any fractional share holdings, and cause the transferees of such fractional shares to pay the transferors of such fractional shares the fair value thereof, and the Board is hereby authorized to act in connection with such transfer as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purpose of implementing the provisions of this Article 5.3.

6.                                      Transfer of Shares

6.1.                            Registration of Transfer

6.1.1.                  No transfer of shares shall be registered in the Register of Shareholders unless one of the following conditions has been met:

6.1.1.1.                    a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board) signed by the transferee and the transferor, together with the share certificate(s) and such other evidence of title as the Board may reasonably require, were submitted to the Company, and the relevant provisions in these Articles to effect a transfer of shares have been fully complied with. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

6.1.1.2.                    The Company received a court order requiring the change in the Register of Shareholders.

6.1.1.3.                    The Company received proof that the legal requirements for the assignment of rights to any Shares were fulfilled.

6.1.1.4.                    The occurrence of a condition that is sufficient, under these Articles, to effect the change in the Register of Shareholders.

6.2.                            Decedent’s Shares

6.2.1.                  In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 6.2.2 have been effectively invoked.

6.2.2.                  Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or order of inheritance (or such other evidence as the Board may reasonably deem sufficient), shall be registered as a Shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

6.3.                            Receivers and Liquidators

6.3.1.                  The Company may recognize any receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the shares registered in the name of such Shareholder.

6.3.2.                  Such receiver, liquidator or similar official appointed to wind up, dissolve or otherwise liquidate a corporate Shareholder, and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to, a Shareholder or its properties, upon producing such evidence as the Board may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board (which the Board may grant or refuse in its absolute discretion) be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer contained in these Articles, transfer such shares.

7.                                      Limitation of Liability

The liability of each Shareholder shall be limited to the payment of the nominal value of its shares or the subscription price paid for such shares, if greater than the nominal value. If the Company issues shares for consideration that is less than the nominal value of such shares, in accordance with, the terms and conditions set forth in Section 304 of the Companies Law, then the liability of each such Shareholder shall be governed by the terms of Section 304 of the Companies Law.

8.                                      Amendments to the Articles

The Company may amend these Articles by a Supermajority Vote.

The Company shall not amend the Articles in a manner that adversely affects the rights of a Shareholder without obtaining the consent of all Shareholders that are adversely affected by such modification. For the avoidance of doubt, any amendment that affects all the Shareholders in the same manner shall not be deemed to constitute a modification of rights associated with specific shares.

9.                                      General Meetings

9.1.                            The Powers of the General Meeting

The following matters of the Company shall be decided in a General Meeting of Shareholders:

9.1.1.                  Amendment of these Articles.

9.1.2.                  Exercise of the powers vested in the Board in the event that the Board is unable to exercise such powers, as provided in Section 52(a) of the Companies Law.

9.1.3.                  Appointment and termination of the Company’s auditors.

9.1.4.                  Approval of actions and transactions that are required pursuant to Sections 254 and 255, and 270 through 275, of the Companies Law.

9.1.5.                  Increase and reduction of the authorized share capital of the Company in accordance with Sections 286 and 287 of the Companies Law.

9.1.6.                  Approval of a merger in accordance with Section 320(a) of the Companies Law.

9.1.7.                  Discussion of the financial statements at an Annual Meeting (as defined below).

9.1.8.                  Appointment of Outside Directors in accordance with Section 239(b) of the Companies Law.

9.2.                            Annual Meetings and Special Meetings

9.2.1.                  An Annual General Meeting shall be held at least once in every calendar year (within a period of not more than 15 months after the last preceding Annual General Meeting), at such time and at such place as determined by the Board. Such Annual General Meetings shall be referred to as “Annual Meetings.” Any other Shareholders meetings shall be referred to as “Special Meetings.”

9.2.2.                  The agenda at an Annual Meeting shall include a discussion of the annual financial statements of the Company and of the report submitted by the Board that shall include explanations concerning the various events that had an influence on the financial statements.

9.3.                            Convening a General Meeting

9.3.1.                  The Board may, whenever it thinks fit, convene a Special Meeting, at such time and place as may be determined by the Board, and shall be required to convene a meeting to be held not later than 45 days following the receipt of a written request from (i) either 2 Directors or 25% of the Directors then in office, (ii) a Shareholder or group of Shareholders that holds at least 5% of the issued and outstanding shares of the Company and at least 1% of the voting rights in the Company, or a Shareholder or group of Shareholders that holds at least 5% of the voting rights in the Company, as provided in Section 63 of the Companies Law.

9.3.2.                  Notice of a General Meeting shall be delivered to Shareholders entitled to receive such notice in the manner and to the extent required by the

Companies Law and any regulations promulgated thereunder, and shall also include any information required pursuant to Article 12A.2. At least 45 days prior to any General Meeting in which Directors are scheduled to be elected, the Board shall send a notice to all Shareholders requesting the Shareholders to notify the Company within 15 days of the notice whether it proposes to include a nominee for Director election in the General Meeting. At least 25 days prior to any General Meeting in which Directors are scheduled to be elected, the Board shall send a notice of the General Meeting to the Shareholders listing all nominees for Director election, including any nominees proposed to be voted on by Shareholders that comply with the requirements of Section 66 of the Companies Law.

9.3.3.                  The accidental omission to give notice of a meeting to any Shareholder or Shareholders, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting.

9.4.                            Proceedings at a General Meeting

9.4.1.                  The Agenda: The agenda for a General Meeting shall be determined by the Board, and shall include (i) in the case of a Special Meeting, the matters for which the Special Meeting was convened pursuant to Section 63 of the Companies Law, and (ii) matters requested by a Shareholder or Shareholders holding not less than (1%) of the voting rights in the General Meeting, provided that such proposed matter is appropriate for discussion in a General Meeting. Only resolutions on matters that are specified in the agenda shall be adopted at such Special Meeting.

9.4.2.                  Quorum:

9.4.2.1.                          No business shall be transacted at a General Meeting unless a legal quorum is present, and no resolution may be passed unless a legal quorum is present at the time such resolution is voted upon.

9.4.2.2.                          In the absence of a contrary provision in these Articles or in the Companies Law, two or more Shareholders, present in person or by proxy and holding shares conferring in the aggregate at least one third of the outstanding voting power of the Company shall constitute a legal quorum at General Meetings.

9.4.2.3.                                If within half an hour from the time scheduled for a General Meeting a legal quorum is not present, the meeting shall be adjourned to the next day, at the same time and place, or to such other day and at such other time and other place as the Board may determine in a notice to the Shareholders. If within half an hour from the time scheduled for the adjourned meeting a legal quorum is not present, then any two

Shareholders holding at least 10% of the outstanding voting power of the Company, present in person or by proxy, shall constitute a legal quorum for such adjourned meeting and shall be entitled to resolve any matters on the agenda of the meeting.

9.4.3.                  Chairman: The Chairman of the Board shall preside at every General Meeting of the Company and shall be appointed as the Chairman of the General Meeting. If a Chairman of the Board was not appointed, or if the Chairman of the Board is not present within 15 minutes after the time scheduled for the meeting or is unwilling to take the chair, the Shareholders present shall choose some other member of the Board to be the chairman of such meeting, or if no Board member is present or if all the Board members present decline to take the chair, they shall choose any Shareholder present to be the chairman of such meeting. The office of Chairman of a General Meeting shall not, by itself, entitle the holder to vote at any General Meeting nor shall it grant him a second or casting vote (without derogating, however, from the right of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

9.4.4.                  Power to Adjourn: The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

9.4.5.                  Voting Power: Every matter submitted to the General Meeting shall be decided by a vote. Any vote in a General Meeting shall be conducted in accordance with the voting rights that each Shareholder is entitled to in accordance with the number of shares granting voting rights that are held by such Shareholder.

9.4.6.                  Adoption of Resolutions at General Meetings: Subject to the provisions of the Companies Law and to Article 10.2, a resolution proposed at any General Meeting shall be deemed adopted if approved by a majority of the voting shares represented at such meeting in person or by proxy.

9.4.7.                  A declaration by the Chairman of the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or defeated, and an entry to that effect in the minute book of the Company shall be presumptive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

9.5.                            Resolutions in Writing

A resolution in writing signed by the Shareholders holding at such time all the issued shares having the right to vote at General Meetings, or to which all such

Shareholders had agreed to in writing (by letter, telegram, email, telex, facsimile or otherwise), shall have the same force, for any purpose whatsoever, as if unanimously adopted by a General Meeting duly convened and held.

9.6.                            Voting Rights and Proxies

9.6.1.                  No Shareholder shall be entitled to vote in any General Meeting (or be counted as a part of the quorum) (i) unless he fully paid any amounts due, whether with or without any demand for payment for his shares, or (ii) if his holdings are registered in the Register of Shareholders together with a notation that such holdings have been classified as Exceptional Holdings (as defined in Article 12A).

9.6.2.                  In the absence of contrary provisions in these Articles or in any condition or term annexed to any shares of any class, each Shareholder participating in a General Meeting shall have one vote for each share giving a right to vote in a General Meeting that is held by such Shareholder.

9.6.3.                  If two or more persons are registered as joint holders of any share, the vote of the person first registered in the Register of Shareholders shall be accepted to the exclusion of the vote(s) of the other joint holder(s).

9.6.4.                  A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any General Meeting or to authorize or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power that the latter could have exercised if it were a natural person. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman of the meeting) shall be delivered to him.

9.6.5                     Any Shareholder entitled to vote may vote in person or by proxy (and the proxy need not be a Shareholder) or, if the Shareholder is a company or other corporate body, by a representative authorized pursuant to Article 9.6.4. A Shareholder may vote by conventional means, or by means of the Internet or other electronic means. The Board shall be entitled to approve, from time to time, such procedures as it may deem appropriate to govern voting by means of the Internet or other electronic means in order to ensure the integrity of the vote. Any vote cast in such approved manner by means of the Internet or other electronic means shall be deemed to constitute a vote by proxy for all purposes of these Articles.

9.6.6.                  Instrument of Appointment: An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I                                           of

(Name of Shareholder)                                                                    (Address of Shareholder)

being a Shareholder of RRSat Global Communications Network Ltd. hereby appoint of

(Name of Proxy)                                                                                                                                                     (Address of Proxy)

as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the          day of                           ,              and at any adjournment(s) thereof.

Signed this              day of                ,               ,

(Signature of Appointor)”

or in any usual or common form or in such other form as may be approved by the Board. Such proxy shall be duly signed by the appointor or such person’s duly authorized attorney or, if such appointor is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s) in accordance with its constitutional documents.

9.6.7.                  The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its principal place of business or at the offices of its registrar or transfer agent, or at such place as the Board may specify) not less than 24 hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such General Meeting. An instrument appointing a proxy that is not limited in time shall expire 12 months after the date of its execution. If the appointment shall be for a specified period, whether in excess of 12 months or not, the instrument shall be valid for the period stated therein.

9.6.8.                  A vote cast in accordance with an instrument appointing a proxy shall be valid despite the prior death or bankruptcy of the appointing Shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such General Meeting prior to such vote being cast.

9.6.9.                  An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company of an instrument or written notice signed by the person who signed such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy, provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 9.6.7, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid despite the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 9.6.9 at or prior to the time such vote was cast.

10.                               The Board of Directors

10.1.                     Number of Directors

The number of Directors shall be fixed by the General Meeting by a Supermajority Vote. Until otherwise resolved in a General Meeting, the Board shall consist of nine Directors and shall include two Outside Directors.

10.2.                     Election and Removal of Directors

10.2.1.           Directors shall be elected at the Annual General Meeting by the Shareholders represented at such meeting in person or by proxy in accordance with the voting method set forth in Article 10.2.2 below:

10.2.2              Subject to Article 10.2.5 below, in all elections of Directors, each Shareholder shall receive in advance a list of nominees for Directors to vote upon (in accordance with Article 9.3.2), and each Shareholder shall be entitled to as many votes as shall equal the number of shares held by him multiplied by the number of Directors to be elected, and he may cast all of such votes for a single Director nominee or may distribute them among the number to be voted for, or any two or more of them, as he may see fit. The seven nominees for Director positions (or such other number of Directors as may be elected upon if the size of the Board of Directors changes pursuant to Article 10.1), which receive the most votes by the Shareholders, shall be elected Directors. Votes cast by a Shareholder in favor of one or more Director may not be used by such Shareholder again to vote in favor of another Director that is up for election at the same General Meeting.

10.2.3              Each Director shall serve, subject to Article 10.8 hereof, and with respect to a Director appointed pursuant to Article 10.4 hereof subject to such Article, until the Annual General Meeting next following the Annual General Meeting or General Meeting at which such Director was elected pursuant to this Article 10.2 or Article 10.4 hereof and until his successor is elected, or until his earlier removal pursuant to this Article 10.2.

10.2.4.           The Shareholders shall be entitled to remove any Director(s) from office by a Simple Majority vote of the Shareholders. Any vacancy created by such removal shall be filled in accordance with Article 10.4.

10.2.5              In the case of an Outside Director or any other director for whom the Companies Law prescribes a different method of election or removal from that specified above, the provisions of the Companies Law shall govern.

10.3.                     Qualification of Directors

No person or entity shall be disqualified to serve as a director or an Alternate Director by reason of his not holding shares in the Company or by reason of his having served as a director in the past.

10.4.                     Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board, the remaining Directors may continue to act in every matter and, pending the filling of any vacancy pursuant to the provisions of Article 10.2, may appoint Directors to fill any such vacancy temporarily provided that none of the remaining Directors vote against the Director proposed to fill the vacancy. In the event that any remaining Director votes against the Director proposed to fill the vacancy, the Board shall proceed to elect new Directors to fill any vacancy and replace the entire Board of Directors in accordance with Article 10.2. If the number of remaining Directors is less than a majority of the number determined pursuant to Article 10.1 of these Articles, they may act only in an emergency or to fill the office of Director that has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors determined pursuant to Article 10.1 are in office as a result of such meeting.

10.5.                     Remuneration of Directors

A Director shall be paid remuneration by the Company for his services as a Director, to the extent such remuneration shall have been approved by a General Meeting of the Company. Notwithstanding anything to the contrary, the approval of remuneration for a Director or the Chairman that is different than the remuneration for other Directors shall require the approval of a Supermajority Vote.

10.6.                     Conflict of Interests

Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office or relationship of profit with the Company or with any company in which the Company shall be a shareholder or have another interest, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall in any way be interested, be avoided, nor, other than as required under the

Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or relationship of profit or realized from such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board at which the contract or arrangement is first considered, if his interest then exists, or in any other case no later than the first meeting of the Board after the acquisition of his interest.

A transaction between the Company and an Office Holder, including transactions concerning compensation of non-director Office Holders, and a transaction between the Company and a third person in which an Office Holder of the Company has a personal interest, which is not an Extraordinary Transaction, will require only the approval of the Board or a committee authorized by the Board or the chief executive officer of the Company.

10.7.                     Alternate Directors

10.7.1.           A Director may, by written notice to the Company given in the manner set forth in Article 10.7.2 below, appoint any individual (whether or not such person is then a member of the Board) as an alternate for himself (in these Articles referred to as an “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time, concurrent with the term of the appointing Director.

10.7.2.           Any notice to the Company pursuant to Article 10.7.1 shall be given in person to, or by sending the same by mail to the attention of, the Chairman of the Board of the Company at the principal office of the Company or to such other person or place as the Board shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company at the place specified above, whichever is later.

10.7.3.           An Alternate Director shall have all the rights and obligations of a director; provided, however, that (i) an Alternate Director shall have no standing at any meeting of the Board or any Committee of the Board while the director for whom such Alternate Director was appointed is present; (ii) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides); and (iii) the Alternate Director is not entitled to remuneration.

10.7.4.           The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 10.8, and such office shall ipso facto be vacated if the director for whom the Alternate Director was appointed ceases to be a director.

10.8.                     Termination of Office

Without derogating from any law, the office of a director shall automatically be vacated, ipso facto, prior the end of the term of his appointment upon the following:

10.8.1.           Upon resignation, which shall become effective on the date a written notice of such resignation is delivered to the Company, or a later date specified in the notice.

10.8.2.           If convicted of a felony, as provided in Section 232 of the Companies Law.

10.8.3.           Pursuant to a court’s decision, as provided in Section 233 of the Companies Law.

10.8.4.           Upon death or when declared bankrupt.

10.8.5.           If he be found lunatic or becomes of unsound mind.

10.9.                     No Corporate Director

A corporation will not be qualified to act as a director.

10.10.              Chairman of the Board of Directors

The Board may from time to time elect one of its members to be Chairman of the Board, remove such Chairman from office, and appoint another in his place. The Chairman of the Board shall preside at every meeting of the Board, but if there is no such Chairman, or if at any meeting the Chairman is not present within 15 minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Directors present shall choose someone of their number to be chairman of such meeting. The Chairman will not have any casting or additional vote by reason of his position as Chairman of the Board.

10.11.              Powers of the Board and Delegation of Powers

10.11.1                                      The determination of the policy of the business of the Company and the supervision on the performance of the General Manager of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do and which are not required by law or these Articles to be done by the Company by action of its Shareholders at a General Meeting. The authority conferred on the Board by this Article shall be subject to the provisions of the Companies Law, these Articles and any resolution consistent with these Articles adopted from time to time by the Company at a General Meeting; provided, however, that no such resolution shall invalidate any prior act done by or pursuant to a decision of the Board that would have been valid if such resolution had not been adopted.

10.11.2                                      Subject to the provisions of the Companies Law, the Board may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

10.12.              Proceedings of the Board

10.12.1.    Meetings

10.12.1.1.                                          The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings in accordance with the Company’s needs; provided, however, that the Board must meet at least once every 3 months.

10.12.1.2.                                          The Chairman of the Board may convene a meeting of the Board at any time, and shall be required to convene a meeting to be held not later than 10 days following a request by any Director of the Company; provided, that in the event that a meeting is convened under the circumstances described in Section 122(d), 169 or 257 of the Companies Law, the meeting of the Board shall be convened without delay.

Notice of any such meeting shall be given by telephone or by mail, email, telex, telegram or facsimile or other form of electronic communication, a reasonable time before the meeting.

10.12.2.                                                    Failure to Deliver Notices: Despite anything to the contrary in these Articles, failure to deliver notice to a Director of any such meeting may be waived by such Director, and a meeting shall be deemed to have been duly convened despite such defective notice if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate and vote in such meeting to whom notice was not duly given.

10.12.3.                                                    Board Meetings by Means of Telecommunication: A meeting of the Board may be conducted by using any communication device, provided that all directors participating in such meeting can simultaneously hear each other.

10.12.4.                                                    Quorum: No business shall be transacted at a meeting of the Board unless the requisite legal quorum is present (by means provided under Articles 10.12.3) when the meeting proceeds to business. Until otherwise decided by the Board, a legal quorum at a meeting of the Board shall be constituted by the presence (by means provided under Article 10.12.4) of a majority of the number of directors then in office.

10.12.5.                                                    Exercise of Powers of the Board: A resolution proposed at any meeting of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

10.12.6.                                                    The Agenda: The agenda for a meeting of the Board shall be determined by the Chairman of the Board, and shall include matters determined by the Chairman of the Board, matters for which a meeting of the Board was convened pursuant to Article 10.12.1.2, and any matter requested by a director or the General Manager at least 3 days before the meeting.

10.13.              Resolutions in Writing

A resolution in writing signed all the directors then in office and lawfully entitled to vote thereon, or to which all the directors have given their written consent (by letter, email, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

10.14.              Audit Committee

10.14.1.                                                    The Board shall appoint an Audit Committee that shall be composed of three members of the Board. The Chairman of the Board, any director that is employed by the Company or who provides the Company with services on a regular basis, and any controlling shareholder (or a relative of a controlling shareholder) may not be members of the Audit Committee.

10.14.2.                                                    The Audit Committee shall have the duties set forth in Section 117 of the Companies Law.

10.14.3.                                                    Approval by the majority of the members of the Audit Committee shall be deemed approval of the Audit Committee.

10.15.              Committees of the Board

10.15.1.                                                    Subject to the provisions of the Companies Law, the Board may delegate any or all of its powers to committees, each consisting of one or more persons who are directors, and it may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed (in these Articles referred to as a “Committee of the Board”) shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board. The meetings and proceedings of any such Committee of the Board shall, mutatis mutandis, be governed by the provisions of these Articles that regulate the meetings of the Board. Unless otherwise expressly provided by the Board in delegating powers to a Committee of the Board, such Committee shall not be empowered to further delegate such powers.

10.15.2.                                                    The Board may revoke any resolution of any Committee of the Board; provided, however, that any such revocation shall not detract from the validity of any transaction entered into with a person that did not know of such revocation.

10.16.              Validity of Acts Despite Defects

Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a Committee of the Board, or by any person(s) acting as Director(s), shall, even if it is subsequently discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

11.                               General Manager

11.1.                     The Board shall from time to time appoint one or more persons, whether or not Directors, as General Manager or General Managers, and may confer upon such person(s), and from time to time modify, or revoke such title(s) and such duties and authorities as the Board may deem fit, subject to such limitations and restrictions as the Board may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his, her or their salaries and emoluments, remove or dismiss such persons from office and appoint another or others in their place.

11.2.                     Unless otherwise determined by the Board, the General Manager shall have the authority with respect to the day to day management of the Company in the ordinary course of business, in the framework of, and subject to, the policy, guidelines and instructions of the Board from time to time.

11.3.                     The General Manager shall have all the management and implementation authorities that are not expressly delegated in the Articles or by the Companies Law, to another organ of the Company, and will be subject to the supervision of the Board.

11.4.                     The General Manager may, with the consent of the Board, delegate certain of his duties to another person who is subject to his supervision.

11.5.                     The General Manager shall notify the Chairman of the Board of any unusual event that is material to the Company; if the office of Chairman of the Board is vacant, or the Chairman of the Board refuses or is unable to act, such notification shall be made to all the Directors then in office.

11.6.                     The General Manager shall periodically furnish the Board with reports in matters, times and format determined by the Board from time to time. When a notification or report of the General Manager require the performance of an action by the Board, then a Board meeting shall be convened without delay.

11.7.                     The remuneration payable to the General Manager for his services shall be fixed from time to time (subject to any contract between the General Manager and the Company) by the Board, and may be in the form of an agreement with an entity controlled by the General Manager, and may be fixed as a regular salary, commission on dividends, profits or revenues of the Company or of any other company in which the Company has an interest, or by participation in the Company’s profits, combined or separately.

12.                               Register of Shareholders

12.1.                     The Company shall maintain a Register of Shareholders in which the following shall be recorded:

12.1.1.           the name, identification card number (if any) and address of every Shareholder, as such details were provided to the Company;

12.1.2.           The number of shares and the particular class of Shares owned by each Shareholder, noting the nominal value of such shares, if applicable, and in case the payment for any shares was not fully satisfied, the unpaid amount.

12.1.3.           The date on which the shares were issued or transferred to any Shareholder, as the case may be.

12.1.4.           If the shares were serially numbered, the Company will note next to the name of each Shareholder the serial numbers of the shares held by such Shareholder.

12.1.5.           As for “Dormant Shares” (as defined in Section 308 of the Companies Law), if any, the Register of Shareholders shall state the exact number of Dormant Shares and the date on which such shares became “Dormant Shares.”

12.1.6.           A Shareholder holding shares as a trustee shall be recorded in the Register of Shareholder with a note of the trusteeship, and the Company shall be entitled to treat such person as the Shareholder in all respects.

12.1.7.           A Shareholder holding Exceptional Holdings in accordance with the provisions of Article 12A below.

12A.                      Limitation on Transfer of Shares

12A.1               Exceptional Holdings shall be registered in the Register of Shareholder together with a notation that such holdings have been classified as “Exceptional Holdings”, immediately upon the Company’s learning of such matter. Notice of such registration shall be sent by the Company to the registered holder of the Exceptional Holding and to the Israeli Minister of Communications or such person authorized on his behalf in connection with the Licenses (as defined below (the “Minister”).

12A.2               Exceptional Holdings, registered in the manner set forth in Article 12A.1, shall not entitle the holder to any rights in respect to his holdings, and such holdings shall be considered “Dormant Shares” within the meaning of Section 308 of the Companies Law, except, however, that the holder of such shares shall be entitled to receive dividends and other distributions to shareholders (including the right to participate in a rights offering calculated on the basis of Means of Control of the Company (as defined in each of the Licenses (as defined below)), provided, however, that such additional holdings shall be considered Exceptional Holdings). Therefore, any action taken or claim made on the basis of a right deriving from an Exceptional Holdings shall have no effect, except for the receipt of dividends or other distribution as stated above.

Without derogating from the above:

12A.2.1     Exceptional Holdings shall have no voting rights at a General Meeting of the Company.

12A.2.2     A Shareholder participating in a vote of the General Meeting will certify to the Company prior to the vote or, if the vote is by a deed of vote, on the deed of vote, as to whether or not his holdings in the Company or his vote require consent pursuant to Section 1(b) to Annex H to Special License No. 5-10439-0-96224 (“License 96224”) or Section 1(b) to Annex F to Special License No. 5-10439-2-95049 (“License 95049” and together with License 96224, the “Licenses”)); in the event the Shareholder does not provide notification as aforesaid, he shall not vote and his vote shall not be counted.

12A.2.3     No Director shall be appointed, elected or removed on the basis of Exceptional Holdings. In the event a Director is appointed, elected or removed from his position as a Director as set forth above, such appointment, election or removal shall have no effect.

12A.3               For the purposes of this Article 12A, “ Exceptional Holdings” means the beneficial holdings of Traded Means of Control held without the consent of the Minister pursuant to pursuant to Section 1(b) to Annex H to License 96224 or Section 1(b) to Annex F to License 95049, and as long as the consent of the Minister is required but has not been obtained.

12A.4               For the purposes of this Article 12A, “ Traded Means of Control “ means Means of Control (as defined in each of the Licenses), deposit certificates or similar certificates, registered for trade on a securities exchange in Israel or abroad (in a country that is not an enemy country), or Means of Control which have been offered to the public by a prospectus and are held by the public in Israel or abroad (in a country that is not an enemy country).

12A.5               The provisions of Article 12A shall not apply to those who were Shareholders of the Company on the eve of the first registration of the Company’s Shares for trade.

13.                               Auditors

13.1.                     The Company shall appoint one or more certified public accountants to audit, and provide a report on, the annual financial statements of the Company (the “Auditors”).

13.2.                     The appointment, authorities, duties, responsibilities, rights, remuneration and powers of the Auditors shall be fixed by applicable law and under these Articles; provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders may, by Simple Majority, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board to fix such remuneration subject to such criteria or standards, if any, as may be provided in such decision, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s). The General Meeting shall have the power to appoint the Auditors for the maximum time period provided under the Companies Law.

13.3.                     The Board shall cause accurate books of account to be kept in accordance with the provisions of any applicable law. Such books of account shall be kept at the principal office of the Company, or at such other place or places as the Board may deem fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board or by a Simple Majority.

13.4.                     The Company shall make copies of its annual financial statements available for inspection by the Shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to Shareholders, except upon request.

14.                               Share Certificates

14.1.                     Share certificates shall be issued under the corporate seal of the Company (or facsimile thereof) and shall bear the signature (or facsimile thereof) of two Directors, or the signatures of a Director and the secretary of the Company, specifically authorized by the Board for this purpose.

14.2.                     Each Shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

14.3.                     A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

14.4.                     A share certificate that has been defaced, lost or destroyed may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board in its discretion deems fit.

15.                               Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

16.                               Calls on Shares

16.1.                     The Board may, from time to time, as it in its discretion deems fit, make calls for payment upon Shareholders in respect of any sum that has not been paid up in respect of shares held by such Shareholder and which is not, pursuant to the terms of allotment or issuance of such shares or otherwise, payable at a fixed time. Each Shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) designated by the Board, as any such time(s) may subsequently be extended or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board (and in the notice referred to below), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares of the Shareholder making payment in respect of which such call was made.

16.2.                     Notice of any call for payment by a Shareholder shall be given in writing to such Shareholder not less than 14 days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board may in its absolute discretion, by notice in writing to such Shareholder, revoke such call in whole or in part, extend the time fixed for payment of such call or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

16.3.                     If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board and for which notice was given in accordance with this

Article, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

16.4.                     Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

16.5.                     Any amount called for payment that is not paid when due shall bear interest from the date fixed for payment until actual payment, at such rate (not exceeding the legal rate under any applicable law) and payable at such time(s) as the Board may prescribe. The Board may waive any payment of such interest under this Article.

16.6.                     With the consent of the Board, any Shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board. The Board may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article shall derogate from the right of the Board to make any call for payment before or after receipt by the Company of any such advance.

17.                               Forfeiture and Surrender

17.1.                     If any Shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance with these Articles, on or before the day fixed for payment of the same, the Board may at any time after the day fixed for such payment, so long as such amount or any portion thereof remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including without limitation attorney’s fees and costs of legal proceedings, shall be added to, and shall for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.

17.2.                     Upon the adoption of a resolution as to the forfeiture of a Shareholder’s shares, the Board shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than 14 days after the date such notice is given and which may be extended by the Board), such shares shall ipso facto be forfeited; provided, however that prior to such date the Board may nullify such resolution of forfeiture, but no such nullification shall estop the Board from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

17.3.                     Without derogating from any of the provisions of this Article 17, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid, shall be deemed to have been forfeited at the same time.

17.4.                     Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board deems fit. From the date of forfeiture until the date such forfeited shares are sold, re-allotted or otherwise disposed of, such forfeited shares shall be deemed “Dormant Shares” as defined in Section 308 of the Companies Law.

17.5.                     Any Shareholder whose shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered shares, but shall nonetheless be liable to pay, and shall promptly pay, to the Company all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment at the rate prescribed in this Article 17, and the Board, in its discretion, may enforce the payment of such moneys or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the Shareholder in question (but not yet due) in respect of all shares owned by such Shareholder, solely or jointly with another.

17.6.                     The Board may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board from re-exercising its powers of forfeiture pursuant to this Article 17.

17.7.                     If pursuant to the terms of allotment or issuance of a share, or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board and for which notice was given in accordance with this Article, and the provisions of these Article shall be applicable to such amount as if a call was given at the date fixed for payment.

17.8.                     Except to the extent that the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and obligations to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or obligation has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of any lien existing on such shares immediately prior to such transfer.

17.9.                     The Board may cause the Company to sell a share subject to such a lien when the debt, liability or obligation giving rise to such lien has matured, in such manner as the Board deems fit, but no such sale shall be made unless such debt, liability or obligation has not been satisfied within 14 days after written notice of the intention to sell shall have been served on such Shareholder, his executors or administrators.

17.10.              The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or obligations of such Shareholder in respect of such share (whether or not the same have matured), and any residue shall be paid to the Shareholder, his executors, administrators or assigns.

17.11.              Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

18.                               Indemnity and Insurance

18.1.                     The Company may insure, indemnify and exculpate its Office Holders to the fullest extent permitted by law, from time to time. Without limiting the generality of the foregoing:

18.1.1.           Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of its Office Holders, for acts or omissions in their capacity as Office Holders, in whole or in part, against any of the following:

18.1.1.1.             breach of the duty of care owed to the Company or a third party;

18.1.1.2.             breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to believe that his action would not harm the Company’s interests; and

18.1.1.3.             monetary liability imposed on the Office Holder in favor of a third party.

18.1.2.           Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or to provide a prior undertaking to indemnify an Office Holder where such prior undertaking is limited (1) to categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify, and (2) to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances (and such undertaking includes the categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances), for an act that such Office Holder performed by virtue of being an Office Holder of the Company, for monetary liability imposed on the Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court.

18.1.3.           Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or to provide a prior undertaking to indemnify an Office Holder for:

18.1.3.1.             reasonable legal costs, including attorney’s fees, expended by an Office Holder as a result of an investigation or proceeding instituted against the Office Holder by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the Office Holder and either (A) no financial liability was imposed on the Office Holder in lieu of criminal proceedings, or (B) financial liability was imposed on the Office Holder in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent; and

18.1.3.2.             reasonable legal costs, including attorneys’ fees, expended by the Office Holder or for which the Office Holder is charged by a court, (a) in an action brought against the Office Holder by or on behalf of the Company or a third party, or (b) in a criminal action in which the Office Holder is found innocent, or (c) in a criminal action in which the Office Holder is convicted and in which a proof of criminal intent is not required.

18.1.4.           Subject to the provisions of the Companies Law, the Company may exculpate an Office Holder in advance from liability, or any part of liability, for damages sustained by virtue of a breach of duty of care to the Company.

18.2.                The above provisions with regard to insurance, exemption and indemnity are not and shall not limit the Company in any way with regard to its entering into an insurance contract and/or with regard to the grant of indemnity and/or exemption in connection with a person who is not an Office Holder of the Company, including employees, contractors or consultants of the Company, all subject to any applicable law.

19.                          Winding up

If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the Shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

20.                          Rights of Signature, Stamp and Seal

20.1.                The Board shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

20.2.                The Board may provide for a seal. If the Board so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

21.                               Dividends

21.1.                     No dividend shall be paid otherwise than in accordance with the Companies Law.

21.2.                     Any dividend paid by the Company shall be allocated among the Shareholders entitled thereto, in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares. The amount paid up on account of a share that has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

21.3.                     Subject to the provisions of Section 303 of the Companies Law, no dividend shall be paid otherwise than out of the Profits of the Company, as defined in Section 302(b) of the Companies Law.

21.4.                     No dividend shall carry interest as against the Company.

21.5.                     Subject to the provisions of these Articles and the Companies Law, the Company may cause any moneys, investments or other assets forming part of the undivided distributable profits of the Company to be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion.

21.6.                     For the purpose of giving full effect to any resolution under this Article 19, the Board may settle any difficulty that may arise in regard to the distribution as it deems expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board.

21.7.                     Without derogating from this Article 19, the Board may give an instruction that shall prevent the distribution of a dividend to the holders of shares on which the full nominal amount has not been paid up.

21.8.                     The Board may retain any dividend or other moneys payable or property distributable in respect of shares on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities or obligations in respect of which the lien exists.

21.9.                     The Board may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Article 6.2 or Article 6.3, entitled to become a Shareholder, or which any person is, under such Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

22.                               Minutes

22.1.                     Minutes of each General Meeting, of each meeting of the Board and of each meeting of a Committee of the Board shall be recorded and duly entered in books provided for that purpose, and shall be maintained by the Company at its principal office or such other place as shall be determined by the Board. Such minutes shall, in all events, set forth the name of the persons at the meeting and all resolutions adopted at the meeting.

22.2.                     Any such minutes, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

23.                               Charitable Contributions

To the extent permitted by the Companies Law, the Company may elect to contribute reasonable amounts to worthy causes. The Board may determine the causes to which the Company should contribute and the amounts of such contributions.

24.                               Notices

24.1.                     Any written notice or other document may be served by the Company upon any Shareholder either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder’s address as it appears in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents, provided however that the Board may resolve that any such address must be located within the State of Israel.

24.2.                     Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting which is published in at least two daily newspapers in the State of Israel within the time otherwise required for giving notice of such meeting under Article 9.3.2 hereof and containing the information required to be set forth in such notice under such Article shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any Shareholder whose address as registered in the Register of Shareholders is located in the State of Israel.

24.3.                     Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted internationally) to the Company at its principal office. Any such notice or other document shall be deemed to have been served when actually tendered if hand delivered, or 48 hours (7 business days if sent internationally) after it has been posted (or when actually received by the addressee if sooner). Notice sent by telegram, telex, facsimile or e-mail shall be deemed to have been served when actually received by the addressee. A notice that is defectively addressed or that otherwise fails to comply with the provisions of this Article 22.3 shall nevertheless be deemed to have been served if and when actually received by the addressee.

24.4.                     All notices to be given to the Shareholders shall, with respect to any share to which such persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to all the holders of such share.

24.5.                     Any Shareholder whose address is not listed in the Register of Shareholders, and who shall not have designated in writing an address for the delivery of notices, shall not be entitled to receive any notice from the Company.

24.6.                     Notwithstanding any other contrary provision of these Articles, the Board may fix a date, not exceeding forty (40) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meetings shall be determined, and all persons who were holders of record of voting shares on such date shall be entitled to notice of and to vote at such meeting.